File No. 70-9801
                            (Leaseback)

                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549

                  POST-EFFECTIVE AMENDMENT NO. 2

                                To

                             FORM U-1

                     APPLICATION / DECLARATION
                               UNDER
          THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                  ______________________________

                      Allegheny Energy, Inc.
                       10435 Downsville Pike
                       Hagerstown, MD  21740

               Allegheny Energy Supply Company, LLC
                       10435 Downsville Pike
                       Hagerstown, MD  21740
                   ____________________________

                      Allegheny Energy, Inc.
                       10435 Downsville Pike
                       Hagerstown, MD  21740

 The Commission is requested to send copies of all notices, orders and communications in connection with this Application /
                          Declaration to:


Thomas K. Henderson, Esq.             Terence A. Burke, Esq.
Vice President and General Counsel    Deputy General Counsel
Allegheny Energy, Inc.                Allegheny Energy Service Corporation
10435 Downsville Pike                 10435 Downsville Pike
Hagerstown, MD 21740                  Hagerstown, MD 21740

Anthony Wilson, Esq.                  Joseph Frumkin, Esq.
Senior Counsel                        Partner
Allegheny Energy Service Corporation  Sullivan & Cromwell
10435 Downsville Pike                 125 Broad Street
Hagerstown, MD 21740                  New York, NY 10004-2498

Applicants hereby amend the application as follows.

The text at page 3 which reads

(2) the (i) entry by the Leaseback SPV into a sale-leaseback type transaction described herein ("Leaseback").

is hereby amended to read

(2) the (i) entry by the Leaseback SPV into a leaseback transaction described herein ("Leaseback").

                             SIGNATURE

             Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.


                                   Allegheny Energy, Inc.
                                   Allegheny Energy Supply Company, LLC


                                   By: /s/ THOMAS K. HENDERSON

                                       Thomas K. Henderson



Dated:  October 22, 2001